EXHIBIT 99.1

For Immediate Release:

Media Sciences Reports Annual Financial Results

OAKLAND, N.J., September 19, 2007—Media Sciences International, Inc. [NASDAQ: MSII], the leading independent manufacturer of color toner cartridges and solid ink sticks for color business printers, today announced its annual financial results for the period ended June 30, 2007. The Company will host an investor conference call tomorrow morning at 8:45 a.m. ET to discuss its fiscal 2007 annual results and its strategic objectives for the current 2008 fiscal year.

Financial results for fiscal 2007 included:

* Net revenues of $22.5 million, an increase of $1.2 million or 6% year over year.

* Gross margin at 54% of net revenues, a 300 basis point improvement, year over year.

* Net income of $0.78 million, a decrease of 63% year over year.

* Full year EPS of $0.07 basic and fully diluted.

* Cash EBITDA of $2.74 million, a decrease of $1.47 million or 35% from the $4.21 million generated in 2006.

Michael W. Levin, President and Chairman of Media Sciences International, Inc. commented on the year’s performance, “Fiscal 2007 was a year of investment and adjustment. We invested significantly in R&D, resulting in the fastest product introduction in our history, solid inks for use in the Xerox® Phaser® 8560, as well as one aimed at the largest installed base in Company history, color toner cartridges for use in Dell® 3000 and Epson® C1100.”

Mr. Levin continued, “In fiscal 2007, we recognized that we were not meeting our revenue growth expectations. We acted swiftly, making sweeping changes to our sales leadership, team, and structure. While the changes we made adversely impacted our financial results in the short term, each was necessary to build a firm foundation from which our Company can scale to realize its growth potential.”

Results for the fiscal 2007 year were adversely impacted by:

* Litigation costs totaling $1.18 million pretax (about $0.71 million after tax or $0.06 per diluted share);

* Non-recurring charges resulting from reorganization of the Company’s sales and marketing efforts totaling $0.70 million pretax (about $0.42 million after tax or $0.04 per diluted share). This reorganization, reduced reported net revenues by $0.71 million, reduced gross profit by $0.58 million, and reduced gross margins by about 100 basis points;

* Stock-based compensation expenses recognized as a result of adoption of SFAS No. 123 (R) of $0.48 million pretax (about $0.31 million after tax or $0.03 per share);

* Increases to inventory obsolescence reserves totaling $0.33 million pretax (about $0.20 million after tax or $0.02 per share diluted) and which reduced gross margins by about 150 basis points ; and

* Business formation and start-up costs associated with Asian manufacturing operations of $0.08 million pretax (about $0.05 million after tax or $0.004 per diluted share).

Collectively, these items reduced the Company’s reported net revenues by $0.71 million, gross profits by $0.92 million, pretax income by $2.77 million, net income by about $1.68 million and earnings per share by about $0.14 per diluted share.

Revenue

Consolidated net revenues for the fiscal year ended June 30, 2007 increased approximately $1.2 million, or 6%, to $22.5 million from $21.3 million in the prior fiscal year. The Company’s net sales of color toner cartridges increased by approximately 26% percent over 2006 while net sales of solid ink sticks increased approximately 2%.

The previously referenced $0.71 million reduction in reported net revenues associated with the sales reorganization resulted from actions taken in the Company’s fiscal third and fourth quarters. In its third quarter, Media Sciences implemented a Channel Realignment Initiative to address certain structural deficiencies in its distribution pricing structure, resulting in a reduction to net revenues of $0.22 million. In its fourth quarter, Media Sciences granted two distribution customers a one-time accommodation to return certain older products, resulting in a reduction to net revenues of $0.49 million.

As a result of its new sales team, and the changes made in the channel, the Company received a record value of orders in the fourth quarter and expects to receive a record value of orders in its first quarter of fiscal 2008. Further, the Company expects to report Q1 fiscal 2008 revenues that are up both year over year and sequentially. Sales to the two distribution customers, to whom the accommodation was granted, are up year over year and sequentially.

Gross Margin

2007 consolidated gross profit increased by $1.4 million or 13% to $12.2 million from $10.8 million in 2006. In 2007, the Company’s gross margin was 54% of net revenues as compared with 51% of net revenues in 2006. This 300 basis point increase in margin is attributed to the following: (1) the transition from lower to higher margin versions of cartridges; (2) some solid ink margin enhancements resulting from manufacturing yield improvements put in place during the preceding fiscal year; (3) a decline in revenues in the Company’s Cadapult subsidiary, which typically carry lower margins; (4) a reduction in product warranty costs; (5) and slightly lower outbound shipping and freight costs. These improvements to the Company’s margins were offset by certain increases in raw material costs, higher manufacturing depreciation and amortization costs, the increase in inventory obsolescence reserves and the impact of the Company’s Channel Realignment Initiative.

Research and Development

R&D spending increased by $0.7 million or 60% in 2007 over 2006, as part of a key Company initiative to increase product breadth and expand its xerographic engineering and design capabilities. The Company’s development staff increased by 150%, and new product in-process tooling more than doubled from June 30, 2006 to June 30, 2007.

Selling, General and Administrative

Selling, general and administrative expenses, exclusive of depreciation and amortization, increased by $2.9 million or 47% in 2007 over 2006. The increase in selling, general and administrative expenses in fiscal 2007 was primarily driven by the $1.2 million of costs associated with litigation activity, approximately $0.3 million of stock-based compensation expense resulting from the adoption of SFAS No. 123(R), and the remainder primarily driven by greater sales and marketing compensation and benefits costs, including non-recurring severance costs of $0.1 million associated with the Company’s sales reorganization.

Net Income

For the year ended June 30, 2007, Media Sciences earned $0.8 million from operations or $0.07 per share basic and fully diluted, as compared to the year ended June 30, 2006, where the Company earned $2.1 million or $0.19 per share basic and $0.18 per share fully diluted. As discussed above, 2007 results were adversely impacted by five factors in fiscal 2007 that collectively reduced comparative net income by about $1.7 million, or about $0.14 per share on a fully diluted basis.

Effective Tax Rate

Income tax expense was $0.27 million for the year ended June 30, 2007, versus $1.09 million for the year ended June 30, 2006. The Company’s effective tax rate was 26% and 34%, respectively for 2007 and 2006. The lower effective tax rate in 2007 resulted from a review the Company’s historic tax compliance and efforts to take advantage of manufacturing, export and other credits available under current and prior tax laws. In fiscal 2008 the Company’s effective tax rate is expected to be in the low to mid 30’s as a percentage of pretax income.

CEO’s Comments

Mr. Levin remarked on the Company’s strategic initiatives for fiscal 2008, “There are three key initiatives for fiscal 2008. The first is to return to a revenue growth rate that reflects the opportunity we have in this market. In both the Americas and Europe we are strengthening existing relationships, and developing new distribution relationships, particularly in the office products and computer channels. We are doing so using the pricing and channel structure foundation put in place last year. Second, we intend to better meet the needs of our European customers by expanding our distribution and logistics capabilities into Europe, and adopting regionalized pricing and local currencies, specifically the British Pound and the Euro. And third, we intend to build our Asian based xerographic engineering and manufacturing capability over the course of the year to reduce toner product lead times (and thus inventory levels), reduce new product development time, and ultimately, reduce our toner product costs.”

Mr. Levin continued, “We are making significant progress on each of these initiatives. Our products are now actively being sold by two of the largest office products dealers in the US and one of the largest in Europe. We expect to have our European logistics in place in our second fiscal quarter. And, we are building our team in China. While last year was a year of adjustment, we are now focused purely on execution and we are seeing the results.”

Conference Call Note

Media Sciences International, Inc. will hold a conference call to discuss annual results on Thursday, September 20, 2007, at 8:45 a.m. Eastern Time. The call will be webcast live by Thomson/CCBN and may be accessed through Media Sciences’ web site at www.mediasciences.com. Investors and other interested parties in the United States may access the teleconference by calling 800.299.9630. International callers may dial 617.786.2904. The passcode for the teleconference is 97009025.

For more information on Media Sciences or its SEC filings, please visit the investor relations section of the Company’s website at www.mediasciences.com.

About Media Sciences International, Inc. (NASDAQ: MSII): Media Sciences International, Inc. (NASDAQ: MSII), the leading independent manufacturer of solid ink and color toner cartridges for office color printers, has a strong reputation for being the informed customer’s choice. As the premium quality price alternative to the printer manufacturer’s brand, Media Sciences’ newly manufactured color toner and solid ink products for use in Dell®, Samsung®, Xerox®, Tektronix®, OKI®, Ricoh®, Konica-Minolta/Minolta-QMS®, Epson®, and Brother® office color printers deliver up to and over 30% in savings when compared to the printer manufacturer’s brand. Behind every Media Sciences product is The Science of Color™—the company’s proprietary process for delivering high quality products at the very best price, including its commitment to exceptional, highly responsive technical support and its longstanding, industry-leading warranty. With the Company’s groundbreaking INKlusive™ FREE Color Printer Program (www.inklusive.com), printer users buy the supplies, and get the printer for free. For more information on the Company, its products, and its programs, visit www.mediasciences.com, E-mail info@mediasciences.com, or call 201.677.9311.

Brand names are used for descriptive purposes only and are the properties of their respective owners.

Contacts:

Investor Contact: Kevan D. Bloomgren, Chief Financial Officer, Media Sciences

kbloomgren@mediasciences.com, 201.677.9311, ext. 213

Media Contact: Barb Short, Marketing Communications Director, Media Sciences

bshort@mediasciences.com, 201.677.9311, ext. 216

Forward Looking Statements

This press release contains certain forward-looking statements about our goals and prospects within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current beliefs and expectations and are subject to risks and uncertainties.  Actual results may differ materially from those included in these statements due to a variety of factors, including those factors identified in our Annual Report on Form 10-KSB for the year ended June 30, 2006, on file with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of the time made and we assume no duty to update them, whether as a result of new information, unexpected events, future changes, or otherwise.

Non-GAAP Financial Measures

	Years Ended
	6/30/2007	6/30/2006
Reported income from operations	990,009	3,269,114
Depreciation & amortization	936,384	747,048
EBITDA	1,926,393	4,016,162

Add-back of non-cash expenses:
Increases to inventory reserves	330,554	114,557
Stock-based compensation	482,890	21,304
Non-cash compensation	0	56,934
	813,444	192,795

Cash EBITDA	2,739,837	4,208,957
Change v. comparative period		(1,469,120)
Percent change v. comparative periods		-35%

MEDIA SCIENCES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Year Ended June 30,
	2007	2006

NET REVENUES	$ 22,517,129	$ 21,273,362

COST OF GOODS SOLD:
Cost of goods sold, excluding depreciation and amortization, product warranty, and shipping and freight	8,493,864	8,535,397
Depreciation and amortization	612,561	524,935
Product warranty	724,646	873,004
Shipping and freight	496,252	519,117
Total cost of goods sold	10,327,323	10,452,453

GROSS PROFIT	12,189,806	10,820,909

OTHER COSTS AND EXPENSES:
Research and development	1,742,967	1,090,243
Selling, general and administrative, excluding depreciation and amortization	9,147,451	6,239,439
Depreciation and amortization	309,379	222,113
Total other costs and expenses	11,199,797	7,551,795

INCOME FROM OPERATIONS	990,009	3,269,114

Interest income (expense), net	60,773	(55,436)

INCOME BEFORE INCOME TAXES	1,050,782	3,213,678
Provision for income taxes	273,818	1,086,077

NET INCOME	$ 776,964	$ 2,127,601

EARNINGS PER SHARE
Basic	$ 0.07	$ 0.19
Diluted	$ 0.07	$ 0.18

WEIGHTED AVERAGE SHARES USED TO COMPUTE NET EARNINGS PER SHARE
Basic	11,257,988	11,016,726
Diluted	11,675,357	11,593,114

The above results of operations and following Balance Sheet and Statement of Cash Flows, as reported under U.S. Generally Accepted Accounting Principles (U.S. GAAP), will be presented in the Company’s 10-KSB for the year ended June 30, 2007.  We encourage you to review the accompanying notes to these consolidated statements, found in that filing.

MEDIA SCIENCES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

ASSETS	As of June 30,
	2007	2006

CURRENT ASSETS:
Cash and cash equivalents	$ 1,808,285	$ 1,485,399
Accounts receivable, net	2,164,826	2,387,991
Inventories, net	5,801,526	4,454,997
Taxes receivable	566,967	–
Deferred tax assets	727,349	271,970
Prepaid expenses and other current assets	253,387	371,684
Total Current Assets	11,322,340	8,972,041

PROPERTY AND EQUIPMENT, NET	2,752,223	2,580,472

OTHER ASSETS:
Goodwill and other intangible assets, net	3,584,231	3,584,231
Other assets	65,672	78,627
Total Other Assets	3,649,903	3,662,858

TOTAL ASSETS	$ 17,724,466	$ 15,215,371

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt	$ 147,118	$ 150,000
Accounts payable	1,428,379	910,853
Accrued compensation and benefits	757,116	690,153
Other accrued expenses and current liabilities	722,725	667,491
Income taxes payable	589,298	475,072
Accrued product warranty costs	192,707	230,437
Deferred revenue	603,234	740,632
Total Current Liabilities	4,440,577	3,864,638

OTHER LIABILITIES:
Long-term debt, less current maturities	323,965	464,450
Deferred rent liability	234,378	299,907
Deferred revenue, less current portion	240,893	396,620
Deferred tax liabilities	463,590	165,330
Total Other Liabilities	1,262,826	1,326,307

TOTAL LIABILITIES	5,703,403	5,190,945

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Series A Convertible Preferred Stock, $.001 par value
Authorized 1,000,000 shares; none issued	–	–
Common Stock, $.001 par value
In 2007, 25,000,000 shares authorized, 11,435,354 shares issued and outstanding
In 2006, 20,000,000 shares authorized, 11,131,363 shares issued and outstanding	11,435	11,131
Additional paid-in capital	11,136,505	10,210,132
Deferred stock-based compensation	–	(292,996)
Retained earnings	873,123	96,159
Total Shareholders' Equity	12,021,063	10,024,426

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 17,724,466	$ 15,215,371

MEDIA SCIENCES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended June 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 776,964	$ 2,127,601
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation and amortization	936,384	747,048
Deferred income taxes	(157,119)	449,171
Tax benefit from stock-based compensation	407,634	–
Provision for inventory obsolescence	330,554	114,557
Provision for bad debts	12,843	35,159
Non-cash and stock-based compensation expense	482,890	78,238
Excess tax benefits from stock-based compensation	(407,634)	–
Changes in operating assets and liabilities :
Accounts receivable	210,322	(247,638)
Inventories	(1,675,523)	(1,373,231)
Taxes receivable	(566,967)	–
Prepaid expenses and other assets	131,252	(77,578)
Accounts payable	517,526	(344,068)
Accrued compensation and benefits	66,963	561,740
Other accrued expenses and current liabilities	17,504	592,176
Income taxes payable	114,226	474,777
Deferred rent liability	(65,529)	(42,081)
Deferred revenue	(293,125)	329,981
Net cash provided by operating activities	839,165	3,425,852

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,108,135)	(1,326,203)
Net cash used in investing activities	(1,108,135)	(1,326,203)

CASH FLOWS FROM FINANCING ACTIVITIES:
Bank line of credit, net	–	(1,620,233)
(Repayment) borrowing of long-term debt	(143,367)	139,450
Excess tax benefits from stock-based compensation	407,634	–
Proceeds from issuance of common stock, net	327,589	255,517
Net cash provided by (used in) financing activities	591,856	(1,225,266)

NET INCREASE IN CASH AND CASH EQUIVALENTS	322,886	874,383

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	1,485,399	611,016

CASH AND CASH EQUIVALENTS, END OF YEAR	$ 1,808,285	$ 1,485,399

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ 39,524	$ 54,811
Income taxes paid	$ 585,575	$ 58,368

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